SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2002 (June 12, 2002)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Numbers)	58-2029543 (I.R.S. Employer Identification Nos.)

6025A Unity Drive Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrants’ Telephone Number, Including Area Code: (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Item 4.       Changes in Registrant’s Certifying Accountants.

On June 12, 2002, the audit committee of the board of directors of SpectRx, Inc. voted to dismiss its independent public accountants, Arthur Andersen LLP, effective immediately. On June 12, 2002, the audit committee of the board of directors voted to engage the services of Ernst & Young LLP to serve as SpectRx’s independent public accountants for its 2002 fiscal year, effective immediately.

Arthur Andersen’s reports on SpectRx’s consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During SpectRx’s two most recent fiscal years and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with Arthur Andersen’s report on SpectRx’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

SpectRx provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated June 14, 2002, stating its agreement with such statements.

During SpectRx’s two most recent fiscal years and through the date hereof, SpectRx did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SpectRx’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

     The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 14, 2002, regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRX, INC.

	By:	/s/ THOMAS H. MULLER Thomas H. Muller Executive Vice President and Chief Financial Officer

Date: June 14, 2002

EXHIBIT INDEX

Exhibit No.	Exhibit Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 14, 2002, regarding change in certifying accountant.